UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices) (Zip code)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2023, Oncocyte Corporation (“we,” “us,” “our,” the “Company” or “Oncocyte”) issued a press release announcing our financial results for the three and six months ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Company promoted James Liu to Senior Director, Controller & Principal Accounting Officer. On that same date, the Company appointed Mr. Liu to the additional role of interim Principal Financial Officer. Mr. Liu will serve as interim Principal Financial Officer until such time as a Chief Financial Officer is appointed, or until his earlier resignation or removal.

Mr. Liu, age 28, previously served as the Company’s Manager of Securities and Exchange Commission Reporting & Compliance from July 2021 to July 2022, as interim Controller from July 2022 to September 2022 and as Controller & Principal Accounting Officer since July 2022. Prior to that, Mr. Liu was the Accounting Manager of Acacia Research Corporation, an opportunistic capital platform that identifies and acquires other businesses, from November 2020 to July 2021, and Senior Accountant at Gatekeeper Systems, Inc. (“Gatekeeper Systems”), a provider of loss prevention solutions, from August 2019 to November 2020. Prior to joining Gatekeeper Systems, Mr. Liu served as Senior Assurance Associate at BDO USA, LLP, an accounting firm, from October 2016 to August 2019. Mr. Liu holds a BASc degree from the University of California, San Diego, and is a Certified Public Accountant.

As Senior Director, Controller & Principal Accounting Officer, Mr. Liu will receive an annual salary of $200,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 35% of his annual base salary. Mr. Liu will not receive additional compensation for his service as interim Principal Financial Officer.

Mr. Liu will continue to be eligible to participate in various Oncocyte employee benefit programs and plans.

There are no family relationships between Mr. Liu and any directors or executive officers of the Company. Additionally, there are no arrangements between Mr. Liu and any other person pursuant to which he was selected to serve as Senior Director, Controller & Principal Accounting Officer or as interim Principal Financial Officer. Finally, there are no transactions to which the Company is or was a participant and in which Mr. Liu has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated August 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: August 10, 2023	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer